Exhibit 5.5

Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219-4074 Tel 804 • 788 • 8200 Fax 804 • 788 • 8218

File No: 73066.000006
November 29, 2012

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

Ladies and Gentlemen:

We have acted as local counsel in the Commonwealth of Virginia to GTG Pipeline LLC, a Virginia limited liability company (“GTG Pipeline”), which is a subsidiary of BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”). We have been advised that the Partnership and BreitBurn Finance Corporation, a Delaware corporation (“Finance Corp”) (collectively, the “Issuers”) and certain other subsidiaries identified on the Registration Statement (the “Guarantors”), including GTG Pipeline, have filed a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $450,000,000 aggregate principal amount of their 7.875% Senior Notes due 2022 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $450,000,000 aggregate principal amount of the Issuers’ outstanding 7.875% Senior Notes due 2022 (the “Old Notes” and, together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of January 13, 2012 (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

Before rendering our opinions hereinafter set forth, we examined copies, certified or otherwise identified to our satisfaction, of the Indenture, the articles of organization and operating

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Vinson & Elkins L.L.P.

November 29, 2012

agreement of GTG Pipeline and a unanimous written consent of the board of managers of GTG Pipeline and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below and have reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and we have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to GTG Pipeline, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on representations from officers of GTG Pipeline and certificates from such officers and from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete. With respect to our opinion in paragraph 1 below as to valid existence of GTG Pipeline, we have relied exclusively on a certificate of fact, dated as of November 20, 2012, from the State Corporation Commission of Virginia.

Based on the foregoing, we are of the opinion that:

1. GTG Pipeline validly exists under the laws of the Commonwealth of Virginia.

2. GTG Pipeline has the power and capacity to execute and deliver the Indenture, and all necessary action has been taken on the part of GTG Pipeline to authorize the execution and delivery of the Indenture and the performance by GTG Pipeline of its obligations thereunder (including its Guarantee as provided therein).

3. The Indenture has been duly executed and delivered by GTG Pipeline to the extent that execution and delivery are governed by the laws of the Commonwealth of Virginia.

The opinions expressed herein are limited in all respects to the laws of the Commonwealth of Virginia, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

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Vinson & Elkins L.L.P.

November 29, 2012

This opinion is rendered only to Vinson & Elkins L.L.P. and is solely for the benefit of Vinson & Elkins L.L.P. in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose without our prior written consent.

Very truly yours,

/s/ Hunton & Williams LLP

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